UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 23, 2020

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Sunnova Energy International Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East Greenway Plaza, Suite 540
Houston, Texas 77046
(Address, including zip code, of principal executive offices)

(281) 985-9904
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	NOVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Resignation of Matthew DeNichilo

On December 23, 2020, Matthew DeNichilo notified the Board of Directors (“Board”) of Sunnova Energy International Inc. (the “Company”) that he had resigned from the Board effective as of December 23, 2020. Mr. DeNichilo’s resignation from the Board was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Stockholders Agreement dated as of July 29, 2019, by and among the Company and certain of its stockholders provides nomination rights to the ECP Stockholders (as that term is defined therein) based on the collective percentage of the Company’s issued and outstanding capital stock beneficially owned by the ECP Stockholders. Mr. DeNichilo’s resignation is a result of the ECP Stockholders’ beneficial ownership dropping below 20% but remaining above 10%, which entitles them to nominate the greater of: (i) two directors and (ii) 15% of the total number of directors that constitute the Board (rounded up to the next whole number). Previously, the ECP Stockholders had been entitled to nominate three directors based on their beneficial ownership. The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Stockholders Agreement, and is subject to and qualified in its entirety by reference to the full text of the Stockholders Agreement, which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 29, 2019.

(d)    Election of Akbar Mohamed

Effective December 23, 2020, the Board of Directors (the “Board”) of Sunnova Energy International Inc. (the “Company”), based on the recommendation of the Nominating and Governance Committee, elected Mr. Akbar Mohamed as an independent Class III director of the Company with a term expiring at the Company’s 2022 Annual Meeting of Stockholders. In addition, and based on the recommendation of the Nominating and Governance Committee, the Board appointed Mr. Mohamed to serve as a member of the Audit Committee.

Mr. Mohamed is an accomplished executive and entrepreneur. Mr. Mohamed serves as President of Prime Communications, LP, the largest AT&T authorized retailer in the U.S., a position he has held since January 2010.

Mr. Mohamed received his Bachelor of Science degree in accounting and finance, summa cum laude, from the University of Illinois at Urbana-Champaign and is a Certified Public Accountant.

In connection with his election to the Board, on December 23, 2020, Mr. Mohamed was awarded a restricted stock unit grant under the Company’s 2019 Long Term Incentive Plan covering 2,553 shares of the Company’s common stock, such award to vest on the one-year anniversary of the date of grant, subject to Mr. Mohamed’s continued service through that date. Mr. Mohamed will also be entitled to receive an annual cash retainer of (i) $60,000 for his service on the Board, and (ii) $10,000 for his service on the Audit Committee, payable quarterly, subject to Mr. Mohamed’s continued service on the first day of the applicable quarter.

All of Mr. Mohamed’s equity awards received for his service on the Board will vest in full immediately prior to, and contingent upon, a change of control of the Company.

In addition, Mr. Mohamed and the Company will enter into an indemnification agreement, the form of which is attached as an exhibit to Amendment No.1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-232393), filed with the SEC on July 3, 2019. There are no understandings or arrangements between Mr. Mohamed and any other person pursuant to which Mr. Mohamed was selected as a director. There are no transactions in which Mr. Mohamed has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Mohamed’s election to the Board is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press release dated December 23, 2020.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

Date: December 23, 2020	By:	/s/ Walter A. Baker
Walter A. Baker
Executive Vice President, General Counsel and Secretary